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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus and Proxy Statement constituting part of this Registration Statement on Form S-4 of our report dated January 24, 1994 appearing on page 29 of The Detroit Edison Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Item 2. Corporate Restructuring Proposal -- Experts" in such Prospectus and Proxy Statement.

Detroit, Michigan
February 1, 1995

PRICE WATERHOUSE LLP